Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Paul Carousso

(914) 595-8218

VISANT CORPORATION ANNOUNCES 2014 THIRD QUARTER RESULTS FROM CONTINUING OPERATIONS

ARMONK, NY, November 7, 2014 — VISANT CORPORATION today announced results from its continuing operations for the third fiscal quarter ended September 27, 2014, including consolidated net sales of $124.1 million, compared to consolidated net sales from continuing operations of $132.7 million for its third fiscal quarter ended September 28, 2013. Visant reported a consolidated net loss from continuing operations of $30.5 million for the third fiscal quarter of 2014, compared to a consolidated net loss from continuing operations of $37.7 million for the third fiscal quarter of 2013. Visant’s consolidated Adjusted EBITDA (defined in the accompanying summary of financial data) from continuing operations was $16.5 million for the third fiscal quarter of 2014 compared to consolidated Adjusted EBITDA from continuing operations of $19.8 million for the third fiscal quarter of 2013.

For the nine months ended September 27, 2014, consolidated net sales from continuing operations were $682.1 million compared to $703.5 million of net sales from continuing operations for the nine months ended September 28, 2013. Visant reported consolidated net income from continuing operations of $12.4 million during the first nine months of fiscal year 2014 compared to consolidated net income from continuing operations of $16.4 million for the comparable period in fiscal year 2013. Consolidated Adjusted EBITDA from continuing operations totaled $210.5 million for the nine-month period ended September 27, 2014 compared to consolidated Adjusted EBITDA from continuing operations of $217.3 million for the comparable period in fiscal year 2013.

Visant’s reported consolidated results from continuing operations do not include the Lehigh Direct operations of The Lehigh Press LLC. and the AKI, Inc. d/b/a Arcade Marketing business, which were as previously reported sold during the third fiscal quarter of 2014. The results of these businesses, which comprised a portion of the Marketing and Publishing Services segment, have been reclassified on the consolidated statement of operations to a single line captioned “Income (loss) from discontinued operations, net.” Previously, the results of these businesses included certain allocated corporate costs, which costs have been reallocated to the remaining continuing operations on a retrospective basis, which continuing operations are now comprised of our Scholastic, Memory Book and publishing services and packaging businesses, which are included under the renamed Publishing and Packaging Services segment. Results for all periods are exclusive of these discontinued operations.

Results of Operations

Net sales for the Scholastic segment were $40.9 million for the third fiscal quarter of 2014 compared to $44.5 million for the third fiscal quarter of 2013. This decrease was primarily attributable to lower revenue from our professional championship products as well as lower volume in our base jewelry products.

Net sales for the Memory Book segment were $60.4 million for the third fiscal quarter of 2014, compared to $63.2 million for the third fiscal quarter of 2013. This decrease was primarily attributable to approximately $2.0 million of shipments shifting from July 2014 into the second quarter of 2014.

Net sales for the Publishing and Packaging Services segment for the third fiscal quarter of 2014 decreased $2.0 million to $23.2 million from $25.2 million for the third fiscal quarter of 2013. This decrease was primarily due to lower book component sales.

Adjusted EBITDA for the Scholastic segment decreased $0.9 million to a loss of $9.9 million for the third fiscal quarter of 2014, compared to a loss of $9.0 million for the third fiscal quarter of 2013. This decrease in Adjusted EBITDA was primarily due to lower volume of our base jewelry products.

Adjusted EBITDA for the Memory Book segment decreased $1.3 million to $20.0 million for the third fiscal quarter of 2014, compared to $21.3 million for the third fiscal quarter of 2013. This decrease was primarily attributable to the aforementioned timing of shipments between July 2014 and the second quarter of 2014.

The Publishing and Packaging Services segment reported Adjusted EBITDA of $6.4 million for the third fiscal quarter of 2014, compared to $7.5 million for the third fiscal quarter of 2013. This decrease was primarily due to lower book component sales.

Net sales for the Scholastic segment for the nine months ended September 27, 2014 decreased by $10.1 million, or 3.2%, to $307.1 million, compared to $317.2 million for the nine months ended September 28, 2013. This decrease was primarily attributable to lower volume in our base jewelry and announcement products.

Net sales for the Memory Book segment for the nine months ended September 27, 2014 decreased by $10.6 million, or 3.3%, to $306.0 million, compared to $316.6 million for the nine months ended September 28, 2013. This decrease was primarily attributable to lower yearbook volume.

Net sales for the Publishing and Packaging Services segment decreased less than 1.0% to $69.8 million for the nine months ended September 27, 2014, compared to $70.1 million for the nine months ended September 28, 2013.

For the nine months ended September 27, 2014, the Scholastic segment reported Adjusted EBITDA of $50.0 million, a decrease of $5.0 million, compared to $55.0 million for the prior year comparative period. This decrease was primarily due to lower volume in our base jewelry and announcement products.

For the nine months ended September 27, 2014, the Memory Book segment reported Adjusted EBITDA of $141.4 million, a decrease of $1.3 million, compared to $142.7 million for the prior year comparable period. This decrease was primarily attributable to lower volume partially offset by the impact of cost saving initiatives.

The Publishing and Packaging Services segment reported Adjusted EBITDA of $19.2 million for the nine months ended September 27, 2014, a decrease of $0.4 million, compared to $19.6 million for the prior year comparative period.

Consolidated Indebtedness

As previously announced, prior to the end of the third fiscal quarter Visant completed the refinancing of its senior secured credit facilities pursuant to which it terminated its existing senior secured credit agreement and entered into a new senior secured credit agreement (the “Credit Agreement”). The Credit Agreement establishes new senior secured credit facilities in an aggregate amount of $880.0 million, consisting of a $775.0 million term loan facility and a $105.0 million revolving credit facility.

As of September 27, 2014, Visant’s consolidated debt, comprised of the outstanding indebtedness under its senior secured credit facilities and its 10.00% senior notes due 2017, was $1,546.8 million, including $30.0 million outstanding under its revolving credit facility, $5.1 million of capital lease and equipment financing obligations and exclusive of original issue discount of $15.5 million related to the term loan under the Credit Agreement. Visant’s cash position as of September 27, 2014 totaled $26.4 million.

Based on seasonality of our cash flow, Visant traditionally borrows under its revolving credit facility during the third fiscal quarter to fund general working capital needs.

The Company paid approximately $37.7 million of interest payable under its senior notes and the Credit Agreement directly following the end of the third fiscal quarter.

Visant has provided a reconciliation of net income to Adjusted EBITDA and EBITDA to Adjusted EBITDA in the accompanying summary of financial data.

Supplemental data has also been provided for Visant’s three segments: Scholastic, Memory Book and Publishing and Packaging Services.

CONFERENCE CALL

The Company’s quarterly conference call concerning the 2014 third quarter results will be webcast live on Friday, November 7, 2014 at 10:00 a.m. Eastern Time on the Investor Information section of Visant’s website at www.visant.net.

ABOUT OUR COMPANY

Visant is a leading marketing and publishing services enterprise primarily servicing the school affinity, educational and trade publishing and packaging segments.

The Company has three reportable segments:

Scholastic - provides services in conjunction with the marketing, sale and production of class rings and an array of graduation products and other scholastic affinity products to students and administrators primarily in high schools, colleges and other post-secondary institutions.

Memory Book - provides services in conjunction with the publication, marketing, sale and production of school yearbooks, memory books and related products that help people tell their stories and chronicle important events.

Publishing and Packaging Services - provides services in conjunction with the development, marketing, sale and production of books, book components and packaging.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements including, without limitation, statements concerning the conditions in our industry, expectations with respect to future cost savings, our operations, our economic performance and financial condition, including, in particular, statements relating to our business and growth strategy and product development efforts. These forward-looking statements are not historical facts, but rather predictions and generally can be identified by use of statements that include such words as “may”, “might”, “will”, “should”, “estimate”, “project”, “plan”, “anticipate”, “expect”, “intend”, “outlook”, “believe” and other similar expressions that are intended to identify forward-looking statements and information. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. These risks and uncertainties include, without limitation, those identified under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 28, 2013.

The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements: our substantial indebtedness and our ability to service the indebtedness; our ability to implement our business strategy in a timely and effective manner; competitive factors and pressures; our ability to consummate acquisitions and dispositions on acceptable terms and to integrate acquisitions successfully and to achieve anticipated synergies; global market and economic conditions; fluctuations in raw material prices; our reliance on a limited number of suppliers; the seasonality of our businesses; developments in technology and related changes in consumer behavior; the loss of significant customers or customer relationships; Jostens’ reliance on independent sales representatives; our reliance on numerous complex information systems and associated security risks; the amount of capital expenditures required at our businesses; the reliance of our businesses on limited production facilities; labor disturbances; risks associated with doing business outside the United States; environmental obligations and liabilities; adverse outcome of pending or threatened litigation; the enforcement of intellectual property rights; the impact of changes in applicable law and regulations, including tax legislation; the application of privacy laws and other related obligations and liabilities for our business; control by our stockholders; changes in market value of the securities held in our pension plans; and our dependence on members of senior management.

We caution you not to place undue reliance on these forward-looking statements, and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date they are made, are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements in light of new information, future events or otherwise, except as required by law. Comparisons of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

The information presented in this release contains financial measures other than in accordance with generally accepted accounting principles and should not be considered in isolation from or as a substitute for the company’s historical consolidated financial statements. The company presents this information because management uses it to monitor and evaluate the company’s ongoing operating results and trends, and the covenants in its debt agreements are tied to these measures. The company believes this information provides investors with an understanding of the company’s operating performance over comparative periods.

VISANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Nine months ended
	September 27,	September 28,	September 27,	September 28,
In thousands	2014	2013	2014	2013
Net sales	$124,107	$132,659	$682,119	$703,465
Cost of products sold	59,424	62,010	274,287	285,811

Gross profit	64,683	70,649	407,832	417,654
Selling and administrative expenses	62,831	68,353	244,725	268,553
Gain on disposal of fixed assets	(150)	(70)	(475)	(65)
Special charges (1)	1,625	7,801	7,224	11,159

Operating income (loss)	377	(5,435)	156,358	138,007
Loss on repurchase and redemption of debt	26,593	—	26,593	—
Interest expense, net	38,781	38,470	116,179	116,127

(Loss) income before income taxes	(64,997)	(43,905)	13,586	21,880
(Benefit from) provision for income taxes	(34,477)	(6,249)	1,150	5,510

(Loss) income from continuing operations	(30,520)	(37,656)	12,436	16,370
Income (loss) from discontinued operations, net (2)	84,379	10,608	95,663	(1,633)

Net income (loss)	$53,859	$(27,048)	$108,099	$14,737

Adjusted EBITDA (3)	$16,514	$19,753	$210,546	$217,276

Adjusted EBITDA Reconciliation:
In thousands
Net income (loss)	$53,859	$(27,048)	$108,099	$14,737
Interest expense, net	38,781	38,470	116,179	116,127
(Benefit from) provision for income taxes	(34,477)	(6,249)	1,150	5,510
Depreciation and amortization expense	12,563	15,061	38,032	58,859
(Income) loss from discontinued operations, net (2)	(84,379)	(10,608)	(95,663)	1,633

EBITDA	(13,653)	9,626	167,797	196,866
Special charges (1)	1,625	7,801	7,224	11,159
Gain on disposal of fixed assets	(150)	(70)	(475)	(65)
Loss on repurchase and redemption of debt	26,593	—	26,593	—
Stock-based compensation (4)	479	554	1,293	662
Non-recurring employment-related expenses (5)	—	519	5	4,203
Other (6)	1,620	1,323	8,109	4,451

Adjusted EBITDA (3)	$16,514	$19,753	$210,546	$217,276

(1)	Special charges for the third fiscal quarter ended September 27, 2014 included $0.2 million of severance and related benefits associated with reductions in force in each of the Scholastic and Memory Book segments. Also included in special charges for the three months ended September 27, 2014 were $1.2 million of non-cash asset impairment charges associated with facility consolidations in the Scholastic segment.

Special charges for the nine months ended September 27, 2014 included $3.2 million, $0.9 million and $0.1 million of severance and related benefits associated with reductions in force in the Scholastic, Memory Book and Publishing and Packaging Services segments, respectively. Also included in special charges for the nine months ended September 27, 2014 were $3.0 million of non-cash asset impairment charges associated with facility consolidations in the Scholastic segment.

Special charges for the third fiscal quarter ended September 28, 2013 included a non-recurring charge of approximately $7.7 million related to the mutual termination of a multi-year marketing and sponsorship arrangement entered into by Jostens in 2007. Also included in special charges for the third fiscal quarter ended September 28, 2013 was $0.1 million of severance and related benefits associated with reductions in force in the Scholastic segment.

Special charges for the nine months ended September 28, 2013 included a non-recurring charge of approximately $7.7 million related to the mutual termination of a multi-year marketing and sponsorship arrangement entered into by Jostens in 2007 and $0.7 million of non-cash asset impairment charges associated with the consolidation of our Topeka, Kansas facility. Also included in special charges for the nine months ended September 28, 2013 were $1.9 million, $0.8 million and $0.1 million of severance and related benefits associated with reductions in force in the Scholastic, Memory Book and Publishing and Packaging Services segments, respectively.

(2)	Income (loss) from discontinued operations, net, includes a charge of $3.4 million, net of tax, related to the withdrawal liability of The Lehigh Press LLC from a multi-employer pension plan under which certain collectively bargained Lehigh Direct production employees participated. This withdrawal liability was triggered by the sale of the business in July 2014.

(3)	Adjusted EBITDA is defined as net income plus net interest expense, income taxes, depreciation and amortization, excluding certain non-recurring items. Adjusted EBITDA excludes certain items that are also excluded for purposes of calculating required covenant ratios and compliance under the indenture governing our outstanding 10.00% senior notes and our senior secured credit facilities. As such, Adjusted EBITDA is a material component of these covenants. Non-compliance with the financial ratio maintenance covenants contained in our senior secured credit facilities could result in the requirement to immediately repay all amounts outstanding under such facilities, while non-compliance with the debt incurrence ratio contained in the indenture governing the senior notes would prohibit Visant and its restricted subsidiaries from being able to incur additional indebtedness other than pursuant to specified exceptions. Adjusted EBITDA is not a presentation made in accordance with generally accepted accounting principles in the United States of America (GAAP), is not a measure of financial condition or profitability and should not be considered as an alternative to (a) net income (loss) determined in accordance with GAAP or (b) operating cash flows determined in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

(4)	Reflects amounts included in selling and administrative expenses in connection with the recognition by Visant Corporation of stock-based compensation expense.
(5)	Reflects amounts included in selling and administrative expenses for non-recurring employment expenses related to certain executive transitions.
(6)	Other charges for the quarter ended September 27, 2014 included $1.0 million of management fees, $0.5 million of non-recurring professional fees and $0.1 million of other costs that are non-recurring in nature.

Other charges for the nine months ended September 27, 2014 included $3.7 million of acquisition-related costs, $2.9 million of management fees, $0.9 million of non-recurring professional fees and $0.6 million of other costs that are non-recurring in nature.

Other charges for the quarter ended September 28, 2013 included $1.0 million of management fees, $0.1 million of costs related to the relocation of certain manufacturing equipment and the consolidation of certain facilities in the Memory Book segment, and $0.2 million of other costs that are non-recurring in nature.

Other charges for the nine months ended September 28, 2013 included $2.9 million of management fees, $1.0 million of costs related to the relocation of certain manufacturing equipment and the consolidation of certain facilities in the Memory Book segment, $0.2 million of non-recurring professional fees and $0.4 million of other costs that are non-recurring in nature.

VISANT CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DATA (UNAUDITED)

	Three months ended
	September 27,	September 28,
In thousands	2014	2013	$ Change	% Change
Net sales
Scholastic	$40,854	$44,471	$(3,617)	(8.1%)
Memory Book	60,413	63,164	(2,751)	(4.4%)
Publishing and Packaging Services	23,181	25,193	(2,012)	(8.0%)
Inter-segment eliminations	(341)	(169)	(172)	NM

	$124,107	$132,659	$(8,552)	(6.4%)

Adjusted EBITDA
Scholastic	$(9,941)	$(9,009)	$(932)	(10.3%)
Memory Book	20,046	21,263	(1,217)	(5.7%)
Publishing and Packaging Services	6,409	7,499	(1,090)	(14.5%)

	$16,514	$19,753	$(3,239)	(16.4%)

Adjusted EBITDA margin	13.3%	14.9%

NM = not meaningful

	Nine months ended
	September 27,	September 28,
In thousands	2014	2013	$ Change	% Change
Net sales
Scholastic	$307,119	$317,194	$(10,075)	(3.2%)
Memory Book	306,037	316,583	(10,546)	(3.3%)
Publishing and Packaging Services	69,795	70,092	(297)	(0.4%)
Inter-segment eliminations	(832)	(404)	(428)	NM

	$682,119	$703,465	$(21,346)	(3.0%)

Adjusted EBITDA
Scholastic	$49,955	$54,972	$(5,017)	(9.1%)
Memory Book	141,420	142,692	(1,272)	(0.9%)
Publishing and Packaging Services	19,171	19,612	(441)	(2.2%)

	$210,546	$217,276	$(6,730)	(3.1%)

Adjusted EBITDA margin	30.9%	30.9%

NM = not meaningful

VISANT CORPORATION AND SUBSIDIARIES - CONTINUING OPERATIONS

SALES AND ADJUSTED EBITDA

(UNAUDITED)

	2013 - quarter ended				Full Year	2014 - quarter ended			Nine months ended
In thousands	March 30	June 29	September 28	December 28	2013	March 29	June 28	September 27	September 27, 2014
Net Sales
Scholastic	$145,574	$127,149	$44,471	$114,701	$431,895	$139,113	$127,152	$40,854	$307,119
Memory Book	5,634	247,785	63,164	14,756	331,339	5,383	240,241	60,413	306,037
Publishing and Packaging Services	22,669	22,230	25,193	21,223	91,315	24,316	22,298	23,181	69,795
Inter-segment eliminations	(164)	(71)	(169)	(138)	(542)	(244)	(247)	(341)	(832)

	$173,713	$397,093	$132,659	$150,542	$854,007	$168,568	$389,444	$124,107	$682,119

	2013 - quarter ended				Full Year	2014 - quarter ended			Nine months ended
In thousands	March 30	June 29	September 28	December 28	2013	March 29	June 28	September 27	September 27, 2014
Adjusted EBITDA
Scholastic	$33,912	$30,069	$(9,009)	$18,272	$73,244	$30,381	$29,515	$(9,941)	$49,955
Memory Book	(5,116)	126,545	21,263	(3,474)	139,218	(5,457)	126,831	20,046	141,420
Publishing and Packaging Services	5,981	6,132	7,499	5,252	24,864	6,799	5,963	6,409	19,171

	$34,777	$162,746	$19,753	$20,050	$237,326	$31,723	$162,309	$16,514	$210,546